Exhibit 99.2

Cuentas Partners with Sutton Bank as Issuer for Financial Card

Financial Technology Thought Leader to Act as Issuing Bank for Cuentas’ Breakthrough Comprehensive Financial Solution for the Unbanked U.S. Latino Community

MIAMI – July 1, 2019 – Cuentas, Inc. (CUENTAS) (OTCQB: CUEN), a leading FinTech provider of mobile banking and payment solutions serving Latino and Hispanic consumers, has partnered with Sutton Bank, a leading bank servicing financial technology companies nationwide, as the issuing bank for Cuentas’ soon to be launched FinTech card.

Sutton Bank is an Ohio Chartered FDIC insured bank, which was recently named a top 15 issuer (ranked #11) in the July 2018 Nilson Report. Sutton Bank is continuing to evolve and deliver an exceptional full suite of payment services to its clients. Beyond issuing, Sutton Bank offers a vast array of additional programs and ancillary services to aid in running a smooth, successful payments program.

“Sutton Bank is pleased to launch this product with Cuentas for the Latino community. Giving consumers more choices in their banking relationships, enabling millions of Americans to have a product with parity to traditional style checking accounts and more opportunities to spend and receive funds than ever before,“ said Jeff Lewis, Senior Vice President-Payments and Prepaid of Sutton Bank.

The Cuentas debit card is a soon to be launched, comprehensive solution for the 20 million strong unbanked U.S. Latino community, uniquely enabling access to the U.S. financial system to those without the necessary paperwork to bank at a traditional financial institution. This proprietary general-purpose reloadable card provides an FDIC insured bank account with international remittance, bill pay, ATM, direct deposit, cash reload and mobile banking capabilities, among other key features.

“We are pleased to announce our strategic partnership with Sutton Bank, a clear thought leader in the payments industry, as the issuing bank for our upcoming Cuentas FinTech Card,” said Arik Maimon, Chief Executive Officer of Cuentas. “The attainment of an issuing bank was a key milestone as we move towards the initial launch of the Cuentas Card in New York City in the third quarter of 2019. Our partnership with Sutton Bank is representative of our commitment to providing exceptional banking services to the underbanked and underserved Latino and Hispanic communities. I look forward to providing our investors with further updates on our progress as appropriate,” concluded Maimon.

About Sutton Bank

Sutton Bank is an Ohio based independent, community bank. Celebrating 140 years of serving our community, where Old-Fashioned innovation takes your Payments further.

Sutton Bank is a top-performing community bank, as recognized by the Independent Community Bankers of America. Sutton Bank is also is invested in payments as a core product, with strong partnerships in the prepaid payments space. One of the earliest banks in prepaid, Sutton offers flexible, customizable card programs with unique functionality, and responsiveness. For more information on Sutton Bank, please click here.

About Cuentas, Inc.

Cuentas, Inc. (OTCQB: CUEN) is a FinTech service provider with proprietary technology to provide solutions for the underbanked and un-bankable Hispanic and Latino population. Its’ disruptive services include, but are not limited to, mobile banking, online banking, prepaid debit, bill pay, ACH and mobile deposits, cash remittance, peer to peer money transfer, and bank accounts to customers who previously could not obtain bank accounts. The proprietary Cuentas General Purpose Reloadable (GPR) Card provides holders with digital wallets, discounts for purchases at major physical and online retailers, free telecom, and the ability to purchase digital content. The card will be available in over 31,000 bodegas. For more information, visit www.cuentas.com

Forward-Looking Statements

This news release contains "forward-looking statements", as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as "estimate", "anticipate", "believe", "plan" or "expect" or similar statements are forward-looking statements. Forward-looking statements contained in this news release include statements relating to other publicly available information regarding the company.

Investor Relations:

Chris Tyson

Managing Director

MZ North America

949-491-8235

CUEN@mzgroup.us

Cuentas, Inc.

investor@cuentas.com

+1-800-611-3622